EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") dated as of May 29, 1998 between OMI Corporation, a Marshall Islands corporation (the "Company") and [________________](the "Executive").

                               W I T N E S S E T H

     WHEREAS, the Company is newly formed, wholly-owned subsidiary of OMI Corp., a Delaware corporation (the "Parent"); and

     WHEREAS, it is anticipated that the Parent will spin off the Company during 1998 (the "Spin Off" and the date of the Spin Off being herein called the "Spin Off Date"), by virtue of which the Company will become an independent, publicly traded corporation; and

     WHEREAS, by virtue of an assignment (the "Assignment") of an existing employment agreement dated November 21, 1995, as amended between the Executive and the Parent (the "Previous Employment Agreement"), the Company will accede to the rights and obligations of the Parent under the Previous Employment Agreement effective on the Spin Off Date; and

     WHEREAS, it is intended that on the Spin Off Date the Previous Employment Agreement will terminate and this Agreement shall become effective; and

     WHEREAS, the Executive is willing to be employed by the Company, as a senior executive of the Company, for the period and upon the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, the Company and the Executive hereby agree as follows:


     1. EMPLOYMENT

     (a) The Previous Employment Agreement is hereby terminated effective on the Spin Off Date without further obligation thereunder to either party; and

     (b) The Company shall employ the Executive, and the Executive accepts employment by the Company, as [_____________] of the Company upon the terms and conditions herein, for the period commencing on the Spin Off Date, and ending on the second anniversary of the Spin Off Date, subject to termination as hereinafter provided (such period as it may be extended as described in this paragraph, being herein referred to as the "Employment Period"). The Executive's term of employment hereunder shall be automatically renewed at the conclusion of each day, so that the Employment Period shall always be two years.



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     2. DUTIES

     (a) Throughout the Employment Period, the Executive shall hold the title described above or such other title as shall not be deemed a demotion in the reasonable opinion of the Executive and shall report to the [PERSON DESIGNATED BY THE CHIEF EXECUTIVE OFFICER OR BOARD OF DIRECTORS] (the "Board") of the Company. The Executive shall at all times comply with Company policies as established by the Board.

     (b) During the Employment Period, the Executive shall devote his full-time working hours to his duties hereunder, except during vacation time, any periods of illness and authorized leaves of absence. The Executive shall have such responsibilities and authorities consistent with the status, title and reporting requirements set forth herein as are appropriate to said position, subject to change (other than diminution in position, authority, duties or responsibilities) from time to time by the Board.

     (c) Throughout the Employment Period, the Executive shall faithfully and diligently perform his duties under this Agreement and shall use his best efforts to promote the interests of the Company.

     3. COMPENSATION

     During the Employment Period, as full compensation to the Executive for his performance of the services hereunder and for his acceptance of the responsibilities described herein, the Company agrees to pay the Executive, and the Executive agrees to accept, the following salary and other benefits:

     (a) Salary

     The Company shall pay the Executive a salary at the annual rate of [$__________]. The Board shall review such salary on an annual basis and may increase but not decrease it from time to time in the sole discretion (as so increased the "Base Salary"). The Base Salary due the Executive hereunder shall be payable in equal installments at such times as the company pays other executives less any amounts required to be withheld by the Company from such Base Salary pursuant to the benefit plans refer to in Section 3(d) and applicable laws and regulations described under Section 10(e).

     (b) Bonus

     The Executive shall be eligible to receive bonuses (each a "Bonus") under programs established by or at the discretion of and in the amount and at the times determined by the Board except that in the event there occurs a Change in Control (as hereinafter defined) and the Executive's employment is terminated within two years thereafter other than for "Course" or the Executive becoming disabled (as such terms are defined in paragraph (c) and (d), respectively, of Section 6), the Executive shall be shall entitled to receive a bonus at termination (the "Assurance

Bonus") equal to the total of all bonuses paid to the Executive during the twelve-month period ending on the date of the Change in Control. Any additional Change in Control after the first Change in Control to occur shall be disregarded for this purpose. The Executive may by written request require that the Company deposit an amount equal to the Assurance Bonus and the Security Account referred to in the last paragraph in Section 6.

     For purposes hereof, the amount of any bonuses paid by the Parent in 1998 shall be deemed to have been paid by the Company. Further, all amounts paid (whether or not deferred) as a combination of bonus and long-term incentive, whether in cash, stock or in other form (any such stock or other form of compensation having the value at the time awarded), under a Company plan shall be included as bonus.

     (c) Long Term Incentives

     The Executive shall be entitled to receive grants of restricted stock, stock options and other stock awards at the discretion of the Compensation Committee of the Board and/or other stock and cash awards granted pursuant to any other long term incentive plans implemented by the Company for the benefit of senior executives of the Company.

     (d) Other Benefit Plans

     Subject to all eligibility requirements, and to the extent permitted by law, the Executive shall be entitled to participate in any and all employee pension, welfare and benefit plans (including, but not limited to, retirement security, life insurance, medical, dental, disability, and savings plans) established by the Company from time to time for the general and overall benefit of executives or other employees of the Company.

     (e) Further Benefits

     The Executive shall be entitled to a minimum of four weeks per annum paid vacation.

     (f) Deferred Compensation

     Notwithstanding any other provision of the Agreement, the Executive shall have the right to request any lawful means (including, without limitation, any deferred compensation arrangement requested by the Executive) by which the Executive wishes to receive any portion of Base Salary, Bonus, or other payments, and the Company shall reasonably cooperate with the Executive to grant such request, provided that the granting of such request does not represent inequitable treatment as concerns other senior employees or executives (in the Company's sole judgment), and does not impose additional costs on the Company other than insignificant administrative costs.


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     4. REASONABLE EXPENSES AND INDEMNIFICATION

     The Company will reimburse the Executive for all reasonable business expenses, including entertainment, travel and lodging, which are properly incurred in the performance of duties hereunder, upon presentation of proper vouchers therefor and in accordance with written policies established from time to time by the Company for such reimbursements. The Company shall indemnify the Executive to the fullest extent permitted under the Company's articles of incorporation and by-laws.

     5. EXECUTIVE COVENANTS

     The Executive acknowledges that as a result of the services to be rendered to the Company hereunder, the Executive will be brought into close contact with many confidential affairs of the Company, its subsidiaries and affiliates, not readily available to the public. The Executive further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character; that the business of the Company is international in scope; that its goods and services are marketed throughout the world; and that the Company competes with other organizations that are or could be located in nearly any part of the United States or elsewhere. In recognition of the foregoing:

     (a) Except to the extent required in the performance of the Executive's duties hereunder or otherwise with the consent of or as directed by the Company, or except if compelled by judicial or legal authorities, the Executive will keep confidential and not divulge to any other person, during the Employment Period or thereafter, any Confidential Information and Trade Secrets regarding the Company, its subsidiaries and affiliates, except for information which is or becomes publicly available other than as a result of disclosure by the Executive. For the purposes of this Agreement "Confidential Information and Trade Secrets" means information which is secret to the Company, its subsidiaries and affiliates. It may include, but is not limited to, information relating to new and future concepts and business of the Company, its subsidiaries and affiliates, in the form of memoranda, reports, computer software and data banks, customer lists, employee lists, books, records, financial statements, manuals, papers, contracts and strategic plans. As a guide, the Executive is to consider information originated, owned, controlled or possessed by the Company, its subsidiaries or affiliates which is not disclosed in printed publications stated to be available for distribution outside the Company, its subsidiaries and affiliates as being secret and confidential. In instances where doubt does or should reasonably be understood to exist in the Executive's mind as to whether information is secret and confidential to the Company, its subsidiaries and affiliates, the Executive agrees to request an opinion, in writing, from the Company.

     (b) All papers, books and records of every kind and description relating to the business and affairs of the Company, its subsidiaries and affiliates, whether or not prepared by the Executive, and all property owned by the Company, its subsidiaries and affiliates shall be the


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sole and exclusive property of the Company, and the Executive shall surrender any such papers, books and records (including all copies thereof) and property then in his possession to the Company, at any time upon request during, or, in any event, promptly after expiration or termination of the Employment Period (E.P.).

     (c) During the Employment Period and during any Severance Period (as hereinafter defined), the Executive shall not either for his own account or for any person, firm or company solicit or endeavor to cause any employee of the Company, its subsidiaries and affiliates to leave such employment or induce or attempt to induce any such employees to breach any employment agreement with the Company, its subsidiaries and affiliates, or otherwise interfere with the employment of any employee by the Company, it subsidiaries and affiliates.

     (d) Without limiting any other provision of this Agreement, the Executive hereby agrees to be bound by and to comply with any obligations known to the Executive and imposed on the Company, its subsidiaries and affiliates, by law, rule, regulation, ordinance, order, decree, instrument, agreement, understanding or other restriction of any kind.

     (e) The Executive hereby agrees to provide reasonable cooperation to the Company, its subsidiaries and affiliates during the Employment Period and any Severance Period (as hereinafter defined) in any litigation between the Company, its subsidiaries and affiliates, and third parties, provided that the Company shall pay or promptly reimburse a reasonable costs and expenses incurred in connection with such cooperation.

     (f) The parties agree that the Company shall, in addition to other remedies provided by law, have the right and remedy to have the provisions of this
Section 5 specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any breach or threatened breach of the provisions of this Section 5 will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from the Executive.

         (i) although the restrictions contained in Sections 5(a), (b), and (c) above are considered by the parties hereto to be fair and reasonable in the circumstances, it is recognized that restrictions of such nature may fail for technical reasons, and accordingly it is hereby agreed that if any of such restrictions shall be adjudged to be void or unenforceable for whatever reason, but would be valid if part of the wording thereof were deleted, or the period thereof reduced or the area dealt with thereby reduced in scope, the restrictions contained in Sections 5(a), (b), and (c) shall be enforced to the maximum extent permitted by law, and the parties consent and agree that such scope or wording may be accordingly judicially modified in any proceeding brought to enforce such restrictions.


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




          (ii) Notwithstanding that the Executive's employment hereunder may expire or be terminated as provided in Section 1 or Section 6 hereof, this Agreement shall continue in full force and effect insofar as is necessary to enforce the covenants and agreements of the Executive contained in this Section 5.

     6. TERMINATION OF EMPLOYMENT PERIOD AND SEVERANCE

     (a) Termination by the Company without Cause. If for any reason other than the provisions of Section 6(d) hereof, the Company wishes to terminate the Employment Period and the Executive's employment hereunder, the Company shall give a written notice to the Executive of such termination stating that a severance period (the "Severance Period") will commence upon receipt of such notice by the Executive. The Severance Period shall be for the balance of the then-current Employment Period. Upon receipt of such notice by the Executive, the Employment Period shall terminate (and the Executive shall have no further duties under Section 2 hereof). During the entire Severance Period, the Executive shall continue to receive all salary, compensation, payments and benefits under Sections 3(a) and 3(d) of this Agreement (including, to the extent allowable under applicable law, the accrual of additional service credits or Company contributions under pension, profit sharing and thrift plans (or, to the extent no so allowable, the cash equivalent thereof, subject to the Executive's right to receive payment thereof in accordance with Section 3(f) of this Agreement and any benefits under the Company's long term disability and life insurance plans) available upon the date of the commencement of the Severance Period as if the Employment Period continued throughout the Severance Period. The Executive agrees that the payments described in this Section 6(a) shall be full and adequate compensation to the Executive for all damages the Executive may suffer as a result of the termination of his employment pursuant to this Section 6(a), and hereby waives and releases the Company from any and all obligations or liabilities to the Executive arising from or in connection with the Executive's employment with the Company or the termination of employment and claims the Executive may have under federal, state or local statutes, regulations or ordinances or under any common law principles or breach of contract or the covenant of good faith and fair dealing, defamation, wrongful discharge, intentional infliction of emotional distress or promissory estoppel; provided, however, that any rights and benefits the Executive may have under the employee benefit plans and programs of the Company in which the Executive is a participant, shall be determined in accordance with the terms and provisions of such plans and programs.

     (b) Death. If the Executive dies during the Employment Period, the Severance Period or during the period when payments are being made pursuant to
Section 6(c), the Employment Period shall automatically terminate and the obligations of the parties shall terminate effective the date of death.

     (c) Disability. If the Executive becomes Disabled (as hereinafter defined) during the Employment Period, the Company shall be entitled to terminate his or her employment and the Employment Period upon written notice to the Executive from the Company. In the event of


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such termination, the Executive shall be released from any duties hereunder, and the Severance Period described in Section 6(a) hereof shall immediately commence. The duties, rights, benefits and other matters during the Severance Period shall be as set forth in Section 6(a), and the Executive (and his or her heirs, beneficiaries and estate) shall be entitled to all compensation, payments and benefits during the Severance Period without any offset or reduction except by such amounts, if any, as are paid to the Executive in lieu of compensation for services under any applicable insurance policies of the Company (or by the Company under any self insurance plan). For purposes of this Agreement, "Disabled" shall mean mental or physical impairment or incapacity rendering the Executive substantially unable to perform his duties under this Agreement for a period of longer than 180 continuous days out of any 360-day period during the Employment Period. A determination of whether the Executive is Disabled shall be made by the Company in its good faith discretion upon its own initiative or upon request of the Executive or a person acting on his behalf. If the Executive becomes Disabled during a Severance Period, he or she shall continue to receive the compensation, payments and benefits of this Agreement during the entire Severance Period without any offset or reduction, except by such amounts, if any, as are paid to the Executive in lieu of compensation for services under any applicable insurance policies of the Company (or by the Company under any self insurance plan).

     (d) Termination by the Company for Cause. The Company by written notice to the Executive, shall have the right to terminate the Employment Period in the event of any of the following (which shall constitute "Cause"):

     (i) The Executive's breach in respect of his or her duties under this Agreement, such breach continuing unremedied for thirty days after written notice thereof from the Company to the Executive specifying the acts constituting the breach and requesting that they be remedied; or

     (ii) Any misconduct, dishonesty, insubordination or other act by the Executive materially detrimental to the goodwill of the Company, or materially damaging to the Company's, its subsidiaries' and/or affiliates' relationships with their customers or employees, including without limitation, the Executive having been convicted of a felony during the Employment Period, provided such conviction has resulted or is likely to result in substantial detriment to the Company, its subsidiaries and/or affiliates.

     Any termination under this Section 6(d) shall be without damages or liability to the Company for compensation and other benefits which would have accrued to the Executive hereunder after termination, but all compensation, benefits and reimbursements accrued through the date of termination shall be paid to the Executive at the times normally paid by the Company. In this event, there shall be no Severance Period. The foregoing shall not limit the ability of the Company to seek recovery from the Executive of any amounts which the Company may have paid to the Executive or a third party resulting from any dishonesty of the Executive.


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     (e) Voluntary Termination by the Executive. In the event of voluntary termination of employment hereunder by the Executive, the terms of the last paragraph of Section 6(d) shall apply, except in the event that such voluntary termination occurs within ninety days of (i) a relocation of the Company's offices (or the location of the performance of work by the Executive) beyond a fifty mile radius of New York City (but only following a Change in Control),
(ii) a material diminution of the Executive's duties and responsibilities as provided in Section 2, or (iii) a breach by the Company of any material provision of this Agreement, including, without limitation a reduction in Base Salary, or (iv) the failure of the Company's acquirors or successors, following a Change in Control, to expressly assume this Agreement and agree to perform the obligations of the Company hereunder in which cases the provisions of Section 6(a) (or 6(f), if after a Change in Control) shall apply as if the Executive's employment hereunder were terminated by the Company as described in such Section 6(a) (or 6(f)).

     (f) Termination Following a Change in Control.

          (i) For purposes of this paragraph (f), the term "Change in Control" shall mean a change in control with respect to the Company that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or equivalent for foreign filers, other than in connection with the Spin Off; provided that, without limitation, such a Change in Control shall be deemed to have occurred at such time as any person or group of persons, within the meaning of Section 13(d) or 14(d) of the Exchange Act, is or become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of 20% or more of the combined voting power of the then outstanding securities of the Company (other than, in any such event, a sale or other disposition to or for the benefit of any employee benefit plan (or related trust) of the Company or a subsidiary of the Company, or acquisition, or offer to acquire, by or on behalf of, the Company or such a subsidiary, or any group comprising solely such entitles, of shares of the Company's common stock) provided, however that a Change in Control will not be deemed to occur if a person or group of persons who is or becomes such a beneficial owner files and maintains a Schedule 13G pursuant to Rule 13d-1 under the Exchange Act in connection with its purchase of such securities; provided further, however, upon the filing of a Schedule 13D pursuant to such rule by such person or group in connection with such securities, there shall be deemed to be an immediate Change in Control. Notwithstanding anything aforesaid to the contrary, a Change in Control shall be deemed to have occurred if individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board. "Incumbent Board" shall mean those individuals who constitute the Board immediately following the Spin Off Date, or any successor or additional individual who becomes a member of the Board and whose election, or nomination for election by the shareholders was approved by a vote of at least three fourths of the members of the Board comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual was named as a nominee for the member of the Board without objection to such nomination). Should the executive's employment hereunder be terminated by the Company without Cause (other than by reason of the Executive becoming


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Disabled) within two years following a Change in Control, the Company shall pay and the Executive shall receive in cash in addition to the Assurance Bonus an immediate lump-sum payment in an amount equal to three times the sum of the Executive's then current Base Salary and the Assurance Bonus (the "Termination Amount"). If during any Severance Period there shall be a Change in Control, then the Executive shall be entitled to the amount payable to the Executive under this Section 6(f) as if his employment were then terminated as described in the immediately preceding sentence, reduced by the amount that the Executive has received under Section 6(a) up to the date of the Change in Control, and the Executive shall not thereafter be entitled to any further payments under Section 6(a). Upon termination under this paragraph (f), the Executive shall no longer be bound by the provisions of Section 5 of this Agreement.

     To secure the obligations of the Company following termination of the Executive's employment hereunder following a Change in Control, the Company agrees that upon the written request of the Executive at any time following a Change in Control it will establish at its own cost an escrow or other similar arrangement (the "Security Account") and to pay into the Security Account the amount the Executive would receive if the Executive's employment were terminated without Cause within two years following the Change in Control. The Company shall take any actions reasonably requested by the Executive designed to prevent the Executive from being subject to any income tax with respect to any undistributed interest in the Security Account. If the Executive is not so terminated all amounts in the Security Account will be returned to the Company. If the Executive's employment is so terminated the Executive shall receive from the Security Account the Termination Amount and the Assurance Bonus. Any amount in the Security Account in excess of the Termination Amount and the Assurance Bonus shall be returned to the Company.

     7. CONFLICTING AGREEMENTS

     (a) The Executive hereby represents and warrants to the Company that his entering into this Agreement, and the obligations and duties undertaken by him hereunder, will not conflict with, constitute a breach of, or otherwise violate the terms of any other employment or other agreement to which the Executive is a party.

     (b) The Company hereby represents and warrants to the Executive that this Agreement has been duly authorized, executed and delivered on behalf of the Company and that it has the full right, power and authority to enter into this Agreement and carry out the provisions of this Agreement, and that neither the execution and delivery of this Agreement nor the performance of the Company's obligation under this Agreement will conflict with, or constitute a breach of, or otherwise violate the terms of any Agreement to which it is a party or by which it may be found or affected.


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     8. ASSIGNMENT

     (a) By the Executive. This Agreement, any part thereof and any rights (including compensation) or obligation hereunder shall not be assigned, pledged, alienated, sold, attached, charged, encumbered or transferred in any way by the Executive and any attempt to do so shall be void except that (i) the Executive may designate any beneficiaries to receive (and such beneficiaries shall receive) any compensation, payments or other benefits payable hereunder upon the Executive's death, (ii) any assignment by will or by laws of descent and distribution or following the occurrence of the Executive's legal incompetence is permitted and (iii) the Executive's executors, administrators or other legal representatives may assign any rights hereunder to the person or persons entitled thereto.

     (b) By the Company. Provided the nature and extent of the Executive's duties set forth in Section 2 shall not change, and provided that the Executive's rights and benefits hereunder, including, without limitation, compensation as set forth in Section 3, in rights under Section 6 shall not be adversely affected as determined by the Executive and good faith, the Company may assign or otherwise transfer this Agreement to any succeeding entity without limitation, which entity shall assume all rights and obligations hereunder.


     9. NOTICES

     All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class, registered mail, return receipt requested, or sent by overnight mail, such as Federal Express, postage and registry fees prepaid, to the applicable party and addressed as follows:

     (a) if to the Company:

         President
         OMI Corporation
         One Station Place
         Stamford, CT 06902

     (b) if to the Executive:





Addresses may be changed by notice in writing signed by the addressee.


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     10. MISCELLANEOUS

     (a) If any provision or portion of this Agreement shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Agreement but shall be confined in its operation to the jurisdiction in which made and to the provisions of this Agreement directly involved in the controversy in which such judgment shall have been rendered.

     (b) No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy under or relating to this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies. No single or partial exercise of any rights, powers or remedies under or relating to this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     (c) This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart.

     (d) (i) Any other agreement, rule or regulation to the contrary, notwithstanding, the parties hereby agree that any action or proceeding relating to this Agreement or its subject matter shall be brought in a state or federal court situated in the County of New York, State of New York and such court shall have exclusive jurisdiction thereof; provided, however, any court with jurisdiction over the parties may, at the election of Company, have jurisdiction over any action brought with regard to or any action brought to enforce any violation or claimed violation of Section 5. The parties each hereby specifically submit to the jurisdiction of such court and further agree that service of process may be made within or without the State of New York by giving notice in the manner provided in Section 9. Each party further agrees to waive and hereby waives any right to a trial by jury, and to any objection it or he may have in any such action, based on lack of personal jurisdiction or venue, or inconvenient forum.

          (ii) In any such action or proceeding, the prevailing party shall be entitled to recover from the other party reasonable costs, including attorney's fees and expenses. In any action or proceeding before a court or other tribunal relating to this Agreement with respect to which damages are an adequate remedy, the parties agree that no damages other than compensatory damages shall be sought or claimed by either party and each party waives any claim, right or entitlement to punitive, exemplary, or consequential damages, or any statutory damages, or any other damages of any kind or nature in excess of compensatory damages, and any court or arbitration tribunal is specifically divested of any power to award any damages in the nature of punitive, exemplary, or consequential damages, or any statutory damages, or any other damages of any kind or nature in excess of compensatory damages.


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     (e) All payments required to be made by the Company hereunder to the
Executive or his beneficiaries, including his estate, shall be subject to withholding and deductions as the Company may reasonably determine it should withhold or deduct pursuant to any applicable law or regulation. In lieu of withholding or deducting such amounts in whole or in part, the Company may, in its sole discretion, accept other provision for payment as permitted by law, provided it is satisfied in its sole discretion that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

     (f) This Agreement embodies the entire understanding, and supersedes all other oral or written agreements or understandings, between the parties regarding the subject matter hereof. No change, alteration or modification hereof may be made except in writing signed by both parties hereto. The headings in this Agreement are for convenience of reference only and shall not be considered part of this Agreement or limit or otherwise affect the meaning hereof. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York (disregarding any choice of law rules which might look to the laws of any other jurisdiction).

     (g) The Executive acknowledges that the terms of this Agreement have been fully explained to him or her, that the Executive understands the nature and extent of the rights and obligations provided under this Agreement, and that the Executive has been given the opportunity to be represented by legal counsel in the negotiation and preparation of this Agreement.

     (h) Subject to its obligations under Section 6, nothing herein contained shall be construed to prevent or limit any acquisition, consolidation or merger of the Company.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.



                                                By_____________________________



                                                OMI CORPORATION



                                                By_____________________________


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